UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2023

Cboe Global Markets, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

433 West Van Buren Street

Chicago, Illinois 60607

(Address and Zip Code of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value of $0.01 per share	CBOE	CboeBZX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Employment Agreement

Cboe Global Markets, Inc. (the “Company”) entered into an amended and restated employment agreement, dated February 9, 2023 (the “Agreement”), with Edward T. Tilly, the Chairman and Chief Executive Officer of the Company. The material changes from Mr. Tilly’s prior employment agreement, which was dated February 11, 2020, include:

(a) establishing a new employment term lasting until December 31, 2024, which term will continue to be subject to automatic subsequent one-year renewal periods in the absence of notice from the parties (each a “Renewal Period”);

(b) providing for an annual base salary of $1,265,000, a 2023 target annual bonus of $2,087,250 payable in cash, and a 2023 target annual equity incentive compensation award with a value of $6,648,000; and

(c) in the event of Mr. Tilly’s voluntary termination without good reason, providing for: (i) payment of accrued but unpaid base salary through the date of termination; (ii) if not already paid prior to termination, payment of bonus equal to the bonus that Mr. Tilly would have received for the calendar year prior to which termination occurs, based on actual performance; (iii) if termination is on or after December 31, 2023, vesting in full (not pro-rata) of outstanding performance-based restricted stock unit awards (“PSUs”) granted in 2023, at actual performance achieved; (iv) if termination is on or after December 31, 2024, vesting in full (not pro-rata) of outstanding PSUs granted in 2024, at actual performance achieved; and (v) if termination is on or following the last day of a Renewal Period, vesting in full (not pro-rata) of outstanding PSUs granted during such Renewal Period, at actual applicable performance achieved.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

CEO Award Agreements

On February 9, 2023, the Board of Directors of the Company approved forms of Performance-Based Restricted Stock Unit Award Agreements (the “Award Agreements”) for Mr. Tilly expected to be granted under the Second Amended and Restated Cboe Global Markets, Inc. (f/k/a CBOE Holdings, Inc.) Long-Term Incentive Plan. The material changes from Mr. Tilly’s outstanding granted PSUs, include that in the event of Mr. Tilly’s retirement or voluntary termination of service on or after December 31, 2023, providing for vesting in full (not pro-rata) at actual performance achieved.

The foregoing description of the Award Agreements is only a summary and is qualified in its entirety by the full text of the Award Agreements, which are filed herewith as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Employment Agreement, by and between Cboe Global Markets, Inc. and Edward T. Tilly, dated February 9, 2023 (filed herewith).*

10.2	Form of 2023 Restricted Stock Unit Award Agreement for Edward T. Tilly (relative total shareholder return) (filed herewith).*

10.3	Form of 2023 Restricted Stock Unit Award Agreement for Edward T. Tilly (earnings per share) (filed herewith).*

104Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

*Indicates Management Compensatory Plan, Contract or Arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE GLOBAL MARKETS, INC.
(Registrant)

By:	/s/ Brian N. Schell
Brian N. Schell
Executive Vice President, Chief
Financial Officer and Treasurer

Dated: February 14, 2023